EXHIBIT 99.4
Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders of Universal Compression Holdings, Inc. to be held August 16, 2007 I have received the Notice of Annual Meeting of Stockholders of Universal Compression Holdings, Inc. to be held at 9:00 a.m., local time, on August 16, 2007 and the Joint Proxy Statement/Prospectus and hereby appoint Stephen A. Snider, J. Michael Anderson and Donald C. Wayne, and each of them, as my proxies, with full power of substitution, to represent me at the Annual Meeting of Stockholders (and at any adjournments or postponements thereof) and to vote all shares of common stock that I would be entitled to vote if personally present in the manner specified on the back of this card (or, if I do not specify how to vote, to vote all my shares FOR the proposals described on the back of this card and for all the nominees for director and to vote in their discretion as to any other matters properly presented for vote at the Annual Meeting of Stockholders). If you execute and return this proxy card but do not specify the manner in which the proxies should vote your shares, the proxies will vote your shares for all of the foregoing proposals, for all the nominees for director and in their discretion as to any other matters properly presented for vote at the Annual Meeting of Stockholders. If you choose not to vote via telephone or the Internet, please promptly mark this proxy card to specify how you would like your shares voted and date, sign and mail it in the enclosed envelope as soon as possible. No postage is required. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS REFERRED TO ABOVE AND “FOR” ALL THE NOMINEES FOR DIRECTOR. IF YOU VOTE VIA TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD. (Continued and to be signed on the reverse side) 14475

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ANNUAL MEETING OF STOCKHOLDERS OF UNIVERSAL COMPRESSION HOLDINGS, INC. AUGUST 16, 2007 PROXY VOTING INSTRUCTIONS
MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible. - OR - TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card COMPANY NUMBER available when you call. - OR - INTERNET — Access “www.voteproxy.com” and ACCOUNT NUMBER follow the on-screen instructions. Have your proxy card available when you access the web page. - OR - IN PERSON — You may vote your shares in person by attending the Annual Meeting. You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20333303000000000000 4 081607 YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS BELOW AND “FOR” ALL THE NOMINEES FOR DIRECTOR. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 4. Election of Directors of Universal Compression Holdings, Inc. to serve until the 2010 Annual Meeting of Stockholders or until their successors are duly elected and qualified: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: Thomas C. Case Janet F. Clark Uriel E. Dutton INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. FOR AGAINST ABSTAIN 1. Adoption of the Agreement and Plan of Merger, as amended. 2. Adoption of the Exterran Holdings, Inc. 2007 Stock Incentive Plan. 3. Adoption of the Exterran Holdings, Inc. Employee Stock Purchase Plan. See proposal 4, to the left. 5. Ratification of the reappointment of Deloitte & Touche LLP as Universal Compression Holdings, Inc.’s independent registered public accounting firm. If Proposal 1 is approved, the directors elected pursuant to Proposal 4 will serve only until the mergers contemplated by the Agreement and Plan of Merger, as amended, are consummated. Also, Proposals 2 and 3 relating to Holdings are conditioned upon the approval of Proposal 1. For more information about the proposals and the annual meeting, please review the accompanying joint proxy statement/prospectus. I hereby authorize such proxies to vote my shares in their discretion as to any other matters that may come before the Annual Meeting of Stockholders. Your vote is important. Please vote immediately. JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.